Exhibit 99.3

7315 Wisconsin Avenue, 1100 West, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
News Release

Pebblebrook Hotel Trust Acquires The Tuscan Fisherman’s Wharf In
San Francisco, California

Bethesda, MD, June 11, 2015 - Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has acquired The Tuscan Fisherman’s Wharf, a Best Western Plus Hotel (“The Tuscan”) for $122.0 million. The 221-room hotel is located in the heart of Fisherman’s Wharf in San Francisco, California. The property will continue to be managed by Kimpton Hotels & Restaurants (“Kimpton”).

“We’re excited about our acquisition of The Tuscan, which marks our seventh hotel investment in the highly desirable San Francisco market and our third in the dynamic Fisherman’s Wharf submarket,” said Jon Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust. “The hotel’s location is central to many popular area attractions including Pier 39, Ghirardelli Square, and many dining and retail venues, and is reflected in the hotel’s high occupancy levels and strong cash flows. The repositioning opportunity at The Tuscan combined with the revitalization of the entire Fisherman’s Wharf market makes us excited to add this hotel to our expanding portfolio.”

The 221-room, full-service hotel is located just one block from the Company’s Hotel Zephyr (formerly Radisson Fisherman’s Wharf). The property benefits from its location within San Francisco, which continues to serve as a West Coast hub for tourism, technology, biomedical, life sciences, banking and financial services.

The Tuscan, which was built in 1990, underwent a $3.6 million renovation in 2012, impacting all areas of the hotel. The property’s unique features, such as the hotel’s corner location and central, open-air garden courtyard, allows for abundant natural light throughout the guestrooms, and an on-site, 69-space subterranean parking lot, distinguishes this boutique hotel amongst its competitors. Pescatore, the hotel’s signature 84-seat restaurant, is popular among guests and locals, offering contemporary Italian cuisine and outdoor dining along the well-traveled Fisherman’s Wharf frontage. The hotel also offers 2,000 square feet of meeting and banquet facilities, a business center, access to a 24-hour fitness facility and valet parking in the hotel’s 69-space below-grade parking facility.

In 2014, The Tuscan operated at 90 percent occupancy, with an average daily rate (“ADR”) of $219 and room revenue per available room (“RevPAR”) of $198. During the next 12 months, the Company currently forecasts that the hotel will generate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $8.4 to $8.9 million and net operating income after capital reserves (“NOI”) of $7.5 to $8.0 million.

The Company plans to invest $13.0 to $15.0 million between 2016 and 2017 in a complete renovation and repositioning of the hotel, including all guestrooms and public areas. The renovation is expected to commence in the fourth quarter of 2016.

“We’re thrilled to continue to grow our successful relationship with Kimpton Hotels & Restaurants,” noted Mr. Bortz. “The acquisition of The Tuscan marks our eleventh Kimpton-managed property, and our fifth Kimpton-managed hotel in San Francisco, and we look forward to working with Kimpton to create additional value at this hotel.”

“We are confident that partnering with Pebblebrook Hotel Trust on The Tuscan will position the property for continued success in the years to come,” said Kimpton’s Chief Executive Officer, Mike DeFrino.

The Company expects to incur approximately $3.4 million of costs related to the acquisition of the hotel.

The acquisition of The Tuscan brings the total number of properties in the Company’s portfolio to 37 and marks the Company’s seventh investment in San Francisco, California, including its third hotel in the highly desirable Fisherman’s Wharf submarket.

The Company’s Outlook for 2015, which has been amended to reflect the recent increase to its senior unsecured revolving credit facility, new $125.0 million term loan and its acquisition of The Tuscan, is as follows:

	New 2015 Outlook June 11, 2015		Variance to Old Outlook May 21,2015
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income (loss) to common shareholders	$62.0	$67.5	($5.4)	($5.4)
Net income per diluted share	$0.85	$0.93	($0.07)	($0.07)

Adjusted EBITDA	$260.8	$266.3	$4.3	$4.3

Adjusted FFO	$179.6	$185.1	$0.7	$0.7
Adjusted FFO per diluted share	$2.47	$2.55	$0.01	$0.01

This amended 2015 outlook is based, in part, on the following estimates and assumptions:

U.S. GDP growth rate	2.0%	2.5%	—	—
U.S. Hotel Industry RevPAR growth rate	6.0%	7.0%	—	—

Same-Property RevPAR	$211	$213	—	—
Same-Property RevPAR growth rate	6.5%	7.5%	—	—

Same-Property EBITDA	$284.8	$290.3	$4.3	$4.3
Same-Property EBITDA Margin	32.6%	33.1%	—	—
Same-Property EBITDA Margin growth rate	100 bps	150 bps	—	—

Corporate cash general and administrative expenses	$18.3	$18.3	$0.3	$0.3
Corporate non-cash general and administrative expenses	$9.1	$9.1	—	—

Total capital investments related to renovations, capital maintenance and return on investment projects	$80.0	$100.0	—	—

Weighted-average fully diluted shares and units	72.7	72.7	—	—

The Company’s amended outlook for the second quarter of 2015 is as follows:

	New Q2 2015 Outlook June 11, 2015		Variance to Old Outlook May 21, 2015
	Low	High	Low	High
	($ and shares/units in millions, except per share and RevPAR data)

Same-Property RevPAR	$217	$221	—	—
Same-Property RevPAR growth rate	4.0%	6.0%	—	—

Same-Property EBITDA	$75.0	$77.0	—	—
Same-Property EBITDA Margin	34.7%	35.2%	—	—
Same-Property EBITDA Margin growth rate	100 bps	150 bps	—	—

Adjusted EBITDA	$69.6	$71.6	$0.2	$0.2

Adjusted FFO	$47.8	$49.8	($0.2)	($0.2)
Adjusted FFO per diluted share	$0.66	$0.69	—	—
Adjusted FFO per diluted share growth rate	17.9%	23.2%	—	—

Weighted-average fully diluted shares and units	72.7	72.7	—	—

The Company’s outlook for 2015 and the second quarter of 2015 reflects the Company’s 49 percent interest in the Manhattan Collection.

The Company’s estimates and assumptions, including the Company’s outlook for 2015 and second quarter 2015, for Same-Property RevPAR, Same-Property RevPAR growth rate, Same-Property EBITDA, Same-Property EBITDA Margin and Same-Property EBITDA Margin growth rate includes the hotels owned as of March 31, 2015, as if they had been owned by the Company for all of 2015 and 2014, except for Hotel Vintage Portland, which is not included in the first quarter; LaPlaya Beach Resort and Beach Club, which is not included in the first and second quarter; The Tuscan, which is not included in the first and second quarter; and Prescott Hotel, which is not included in the fourth quarter. The Company’s 2015 outlook assumes no additional acquisitions beyond the hotels the Company owned as of June 11, 2015.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper upscale, full-service hotels located in urban markets in major gateway cities. The Company owns 37 hotels, including 31 wholly owned hotels with a total of 7,402 guest rooms and a 49% joint venture interest in six hotels with a total of 1,777 guest rooms. The Company owns, or has an ownership interest in, hotels located in 11 states and the District of Columbia, including: San Francisco, California; Los Angeles, California (Beverly Hills, Hollywood, Santa Monica and West Hollywood); Boston, Massachusetts; New York, New York; San Diego, California; Portland, Oregon; Buckhead, Georgia; Naples, Florida; Seattle, Washington; Miami, Florida; Washington, DC; Philadelphia, Pennsylvania; Columbia River Gorge, Washington; Nashville, Tennessee; Bethesda, Maryland and Minneapolis, Minnesota. For more information, please visit us at www.pebblebrookhotels.com and follow us on Twitter at @PebblebrookPEB.

About Kimpton Hotels & Restaurants

San Francisco-based Kimpton Hotels & Restaurants is a leading collection of boutique hotels and restaurants and the acknowledged industry pioneer that first introduced the boutique hotel concept to the United

States. In 1981, Bill Kimpton founded the company that today is renowned for making travelers feel genuinely cared for through thoughtful perks and amenities, bold, playful design and a sincerely personal style of guest service. Out to help people live full, balanced lives, Kimpton aims to inspire with touches like yoga mats in every room, complimentary coffee and tea to start the day, hosted evening Wine Hour, in-room fitness programming and complimentary bike rentals. The award-winning restaurants and bars are led by talented chefs and bartenders that offer guests a chance to dine like a local. Kimpton is consistently ranked as one of the top companies in the Market Metrix Hospitality Index, Upper Upscale Segment, for Customer Satisfaction. The company is highly-regarded for its innovative employee culture and benefits and has been named a FORTUNE magazine “Best Place to Work” six times since 2009. Kimpton is continuously growing and currently operates over 60 hotels and 70 plus restaurants, bars and lounges in 30 U.S. cities. In January 2015, Kimpton was welcomed into the InterContinental Hotels Group (IHG) family of hotel brands, bringing together two special cultures and sets of values to create the world's largest boutique hotel business. For more information, visit www.KimptonHotels.com.

This press release contains certain “forward-looking statements” relating to, among other things, potential property acquisitions, hotel EBITDA, hotel net operating income after capital reserves, acquisitions costs and projected demand. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of hotel-level EBITDA and net operating income after capital reserves; projections of acquisition costs; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of future economic performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and at www.sec.gov.
All information in this release is as of June 11, 2015. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations. The Company assumes no responsibility for the contents or accuracy of the information on any of the non-Company websites mentioned herein, which are included solely for ease of reference.
Contact:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

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Pebblebrook Hotel Trust
The Tuscan Fisherman's Wharf
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
12-Month Forecast
(Unaudited, in millions)

	Range
	Low		High

Hotel net income	$4.8	to	$5.3

Adjustment:
Depreciation and amortization (1)	3.6		3.6

Hotel EBITDA	$8.4		$8.9

Adjustment:
Capital reserve	(0.9)		(0.9)

Hotel Net Operating Income	$7.5		$8.0

(1) Depreciation and amortization have been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of depreciation and amortization and the resulting change may be material.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.

The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use, because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP.

Pebblebrook Hotel Trust
Historical Operating Data - Entire Portfolio
($ in millions, except ADR and RevPAR)
(Unaudited)

Historical Operating Data:
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2014	2014	2014	2014	2014

Occupancy	81%	88%	90%	82%	85%
ADR	$214	$239	$248	$238	$235
RevPAR	$173	$210	$222	$194	$200

Hotel Revenues	$191.8	$224.5	$230.9	$214.4	$861.6
Hotel EBITDA	$49.0	$75.9	$81.6	$67.6	$274.1

	First Quarter
	2015
Occupancy	79%
ADR	$229
RevPAR	$180

Hotel Revenues	$198.8
Hotel EBITDA	$54.5

These historical hotel operating results include information for all of the hotels the Company owned as of June 11, 2015. The hotel operating results for the Manhattan Collection only includes 49% of the results for the 6 properties to reflect the Company's 49% ownership interest in the hotels. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and has been presented only for comparison purposes.